Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

PolyOne Announces Third Quarter 2011 Results

•	Revenues increase 8% versus third quarter 2010

•	Diluted earnings per share of $0.23 versus $0.04 in the prior-year third quarter

•	Adjusted earnings per share expand 10% over third quarter 2010 to $0.26 per share

•	Agreements to acquire ColorMatrix and establish joint venture in Middle East to drive specialty growth

CLEVELAND – October 25, 2011 – PolyOne Corporation (NYSE: POL) today reported revenues of $735.8 million for the third quarter of 2011, an 8% increase compared to revenues of $680.8 million in the third quarter of 2010.

Diluted earnings per share totaled $0.23 in the third quarter of 2011, compared to $0.04 per diluted share in the third quarter of 2010. Adjusted earnings per share increased 10% to $0.26 for the third quarter of 2011 up from $0.24 recorded in the third quarter last year.

“I am pleased that we expanded year over year earnings per share despite a number of headwinds,” said Stephen D. Newlin, chairman, president and chief executive officer. “During the third quarter, we observed slower global economic growth, a weaker euro, increased competitive pressure in our Performance Products and Solutions segment and higher taxes.”

“We expect these challenges could remain for the near term, but we are very optimistic our performance will continue to improve over the mid to long term, as we continue shifting our mix toward higher margin, more specialized products and services,” added Newlin. “Our announced agreements to acquire ColorMatrix and form a joint venture in Saudi Arabia illustrate perfectly our strategy of adding new technologies and expanding our presence in high-growth markets and geographies.”

“Our strong track record of converting earnings to cash continues as we generated $20 million of free cash flow while also accelerating capital expenditures during the third quarter,” said Robert M. Patterson, executive vice president and chief financial officer. “We are in a strong position to acquire ColorMatrix and still have substantial cash and liquidity to fund organic initiatives, additional bolt-on acquisitions as well as return cash to shareholders. On October 11, 2011, our Board increased our share repurchase authorization to ten million shares after we purchased two million during the third quarter.”

The Company’s third quarter ending cash balance was $410 million and it had $157 million of availability under its accounts receivable sale facility.

To facilitate a comparison of current period results with prior-year amounts, net income and earnings per share have been adjusted to exclude special items, tax adjustments and equity income from the now divested OxyVinyls and SunBelt joint ventures. The chart below identifies the adjustments related to the third quarter of 2011 and 2010, respectively.

In millions (except per share amounts)	Q3 2011	EPS	Q3 2010	EPS

Net Income	$21.6	$0.23	$3.6	$0.04

SunBelt equity income, after tax	—	—	(6.1)	(0.07)

Special items, after tax	3.1	0.03	21.8	0.23

Tax adjustments	(0.3)	—	3.6	0.04

Adjusted net income / EPS	$24.4	0.26	$22.9	0.24

Special items for the third quarter of 2011 primarily related to environmental remediation costs, while third quarter 2010 special items of $34.9 million ($21.8 million after tax) include a $29.4 million charge for the early retirement of long-term debt. Tax adjustments in both periods principally relate to deferred tax asset valuation allowance changes.

# # #

Third Quarter 2011 Conference Call

PolyOne will host a conference call at 8 a.m. Eastern Time on Tuesday, October 25, 2011. The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), pass code 61367465, conference topic: Third Quarter 2011 PolyOne Earnings Conference Call. As part of the call, PolyOne will discuss its recent announcement to acquire ColorMatrix Group. Supporting materials will be made available on the Company’s website the morning of the call.

Broadcast live:	www.polyone.com/en-us/investors/Pages/Calendar.aspx
Presentation:	www.polyone.com/investor

The replay will be available for two weeks, beginning at 12:00 p.m. Eastern Time, October 25, 2011 on the Company’s Web site at www.polyone.com/investor or by phone at 888-286-8010 (domestic) or 617-801-6888 (international). The pass code for the replay is 77744462.

About PolyOne

PolyOne Corporation, with 2010 revenues of $2.6 billion, is a premier provider of specialized polymer materials, services and solutions. Headquartered outside Cleveland, Ohio USA, PolyOne has operations around the world. For additional information on PolyOne, visit our Web site at www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news

Investor Relations Contact:

Joseph P. Kelley

Vice President Planning & Investor Relations

PolyOne Corporation

+1 440-930-3502

joseph.kelley@polyone.com

Media Contact:

Kyle Rose Director, Corporate Communications

PolyOne Corporation

+1 440-930-3162

kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing and chlor-alkali markets; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions, employee productivity goals and our new global organization structure; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; the inability to achieve expected results from our acquisition activities; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; the ability to successfully complete the acquisition of ColorMatrix, including our ability to obtain the requisite financing; the ability to successfully integrate ColorMatrix and achieve the expected results from the acquisition, including the acquisition being accretive; the ability to retain ColorMatrix’s management team and its relationships with customers; the ability to successfully form and operate our joint venture in the Middle East; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1

Supplemental Information

Summary of Consolidated Operating Results (Unaudited)

Third Quarter 2011

(In millions, except per share data)

Operating results:	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	Adjusted 2010	2011	Adjusted 2010

Sales	$735.8	$680.8	$2,223.1	$2,004.1

Operating income	42.5	47.2	272.8	144.8

Net income	21.6	3.6	160.3	72.7

Basic earnings per share	$0.24	$0.04	$1.72	$0.78

Diluted earnings per share	$0.23	$0.04	$1.69	$0.76

Senior management uses comparisons of net income and diluted earnings per share (EPS) before adjustments to assess performance and facilitate comparability of results with prior periods. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measure calculated and presented in accordance with GAAP.

Reconciliation to Consolidated Statements of Operations	Three Months Ended September 30, 2011		Adjusted Three Months Ended September 30, 2010
	$	EPS	$	EPS
Net income	$21.6	$0.23	$3.6	$0.04
SunBelt equity income, after tax	—	—	(6.1)	(0.07)
Special items, after tax (Attachment 2)	3.1	0.03	21.8	0.23
Tax adjustments (a)	(0.3)	–	3.6	0.04

Adjusted net income / EPS	$24.4	$0.26	$22.9	$0.24

Reconciliation to Consolidated Statements of Operations	Nine Months Ended September 30, 2011		Adjusted Nine Months Ended September 30, 2010
	$	EPS	$	EPS
Net income	$160.3	$1.69	$72.7	$0.76
SunBelt equity income, after tax	(3.7)	(0.04)	(11.1)	(0.11)
Special items, after-tax (Attachment 2)	(75.8)	(0.80)	12.5	0.13
Tax adjustments (a)	(1.4)	(0.02)	(13.0)	(0.14)

Adjusted net income / EPS	$79.4	$0.83	$61.1	$0.64

(a)	Tax adjustments include the net tax loss (benefit) from one-time foreign and domestic income tax items and deferred income tax valuation allowance adjustments on deferred tax assets.

Attachment 2

PolyOne Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

Special items (1):	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cost of sales
Employee separation and plant phaseout costs	$(0.6)	$(0.8)	$(1.1)	$(1.0)
Insurance reimbursements	1.3	—	3.2	19.1
Environmental remediation costs	(4.8)	(3.9)	(7.9)	(10.2)
Acquisition related costs	—	—	(0.1)	—

Impact on cost of sales	(4.1)	(4.7)	(5.9)	7.9

Selling and administrative
Employee separation and plant phaseout costs	(0.5)	(0.5)	(0.7)	(0.8)
Legal	—	(0.3)	—	1.9
Acquisition related costs	(0.3)	—	(2.0)	—

Impact on selling and administrative	(0.8)	(0.8)	(2.7)	1.1

Gain on sale of investment in SunBelt	—	—	128.2	—

Impact on operating income	(4.9)	(5.5)	119.6	9.0

Other income (expense), net
Gain on sale of investment in O’Sullivan	—	—	0.5	0.4
Royalty income	0.1	—	1.4	—
Loss on early extinguishment of debt	—	(29.4)	—	(29.4)

Impact on other income	0.1	(29.4)	1.9	(29.0)

Impact on income before income taxes	(4.8)	(34.9)	121.5	(20.0)

Income tax benefit (expense) on special items	1.7	13.1	(45.7)	7.5

Impact of special items on net income	$(3.1)	$(21.8)	$75.8	$(12.5)

Basic impact per common share	$(0.03)	$(0.23)	$0.81	$(0.13)
Diluted impact per common share	$(0.03)	$(0.23)	$0.80	$(0.13)

Weighted average shares used to compute earnings per share:
Basic	91.8	93.1	93.0	92.8
Diluted	94.0	96.3	95.1	95.7

(1)	Special items is a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; debt extinguishment costs; employee separation costs resulting from personnel reduction programs, plant phaseout costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other postretirement benefit plans; environmental remediation costs, fines or penalties for facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results or the effect of adverse determinations by regulatory agencies relating to accounting principles or treatment.

Attachment 3

PolyOne Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	Adjusted 2010	2011	Adjusted 2010
Sales	$735.8	$680.8	$2,223.1	$2,004.1

Cost of sales	621.8	569.5	1,857.2	1,662.3

Gross margin	114.0	111.3	365.9	341.8
Selling and administrative	71.5	74.6	227.0	216.8
Income related to equity affiliates	—	10.5	133.9	19.8

Operating income	42.5	47.2	272.8	144.8
Interest expense, net	(8.3)	(7.5)	(25.2)	(23.2)
Premium on early extinguishment of debt	—	(29.4)	—	(29.4)
Other income (expense), net	(0.9)	(0.3)	0.5	(2.2)

Income before income taxes	33.3	10.0	248.1	90.0
Income tax expense	(11.7)	(6.4)	(87.8)	(17.3)

Net income	$21.6	$3.6	$160.3	$72.7

Earnings per common share:
Basic earnings	$0.24	$0.04	$1.72	$0.78
Diluted earnings	$0.23	$0.04	$1.69	$0.76

Cash dividends declared per common share	$0.04	$—	$0.12	$—

Weighted-average shares used to compute earnings per share:
Basic	91.8	93.1	93.0	92.8
Diluted	94.0	96.3	95.1	95.7

Equity affiliates earnings recorded by PolyOne:
SunBelt	$—	$9.7	$133.9	$17.6
Other equity affiliates	—	0.8	—	2.2

Income related to equity affiliates	$—	$10.5	$133.9	$19.8

Attachment 4

PolyOne Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	(Unaudited) September 30, 2011	Adjusted December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$409.8	$378.1
Accounts receivable, net	368.1	294.5
Inventories	240.2	211.3
Other current assets	32.9	55.1

Total current assets	1,051.0	939.0
Property, net	365.0	374.4
Investment in equity affiliates	—	2.7
Goodwill	170.4	164.1
Other intangible assets, net	67.6	67.8
Deferred income tax assets	56.4	59.7
Other non-current assets	84.7	64.2

Total assets	$1,795.1	$1,671.9

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$22.9	$20.0
Accounts payable	332.1	269.0
Accrued expenses	155.9	145.8

Total current liabilities	510.9	434.8
Long-term debt	410.0	432.9
Post-retirement benefits other than pensions	18.5	19.4
Pension benefits	137.6	154.5
Other non-current liabilities	109.6	114.3
Shareholders’ equity	608.5	516.0

Total liabilities and shareholders’ equity	$1,795.1	$1,671.9

Attachment 5

PolyOne Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	Adjusted 2010	2011	Adjusted 2010
Operating Activities
Net income	$21.6	$3.6	$160.3	$72.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14.0	13.7	42.4	41.5
Deferred income tax provision	(1.3)	2.2	35.5	4.1
Debt extinguishment costs	—	27.7	—	27.7
Provision for doubtful accounts	0.6	(0.4)	1.8	2.0
Stock compensation expense	1.4	1.1	4.0	3.2
Companies carried at equity:
Income related to equity affiliates	—	(10.5)	(133.9)	(19.8)
Dividends and distributions received	—	10.1	6.0	11.6
Change in assets and liabilities, net of acquisitions:
Decrease (increase) in accounts receivable	21.4	22.2	(69.6)	(78.0)
(Increase) decrease in inventories	11.8	(2.8)	(21.9)	(51.8)
(Decrease) increase in accounts payable	(29.4)	(27.2)	59.2	73.1
Decrease in pensions and other post-retirement benefits	(12.5)	(15.3)	(31.0)	(25.9)
Increase (decrease) in accrued expenses and other	0.5	16.8	(33.6)	22.0

Net cash provided by operating activities	28.1	41.2	19.2	82.4

Investing Activities
Capital expenditures	(11.6)	(8.0)	(32.1)	(18.9)
Business acquisitions, net of cash acquired	—	—	(21.8)	—
Proceeds from sale of equity affiliate and other assets	3.8	—	139.6	7.8

Net cash (used) provided by investing activities	(7.8)	(8.0)	85.7	(11.1)

Financing Activities
Repayment of short-term debt	—	(0.4)	—	(0.4)
Issuance of long-term debt, net of debt issuance costs	—	353.6	—	353.6
Repayment of long-term debt	—	(296.0)	(20.0)	(316.0)
Payment of debt extinguishment costs	—	(27.7)	—	(27.7)
Purchase of common stock for treasury	(24.6)	—	(52.6)	—
Exercise of stock awards	2.5	2.3	6.4	3.9
Cash dividends paid	(3.7)	—	(7.5)	—

Net cash (used) provided by financing activities	(25.8)	31.8	(73.7)	13.4

Effect of exchange rate changes on cash	(1.5)	1.8	0.5	0.5

Increase in cash and cash equivalents	(7.0)	66.8	31.7	85.2
Cash and cash equivalents at beginning of period	416.8	241.1	378.1	222.7

Cash and cash equivalents at end of period	$409.8	$307.9	$409.8	$307.9

Attachment 6

Business Segment and Platform Operations (Unaudited)

(In millions)

Operating income at the segment level does not include: special items as defined on Attachment 2; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	Adjusted 2010	2011	Adjusted 2010
Sales:
Global Specialty Engineered Materials	$147.5	$136.9	$446.9	$390.7
Global Color, Additives and Inks	138.2	135.2	424.8	403.2

Specialty Platform	285.7	272.1	871.7	793.9
Performance Products and Solutions	226.4	198.2	676.5	600.4
PolyOne Distribution	255.0	238.4	767.5	695.7
Corporate and eliminations	(31.3)	(27.9)	(92.6)	(85.9)

Sales	$735.8	$680.8	$2,223.1	$2,004.1

Gross margin:
Global Specialty Engineered Materials	$30.7	$31.3	$98.8	$91.9
Global Color, Additives and Inks	34.7	31.6	107.6	94.9

Specialty Platform	65.4	62.9	206.4	186.8
Performance Products and Solutions	28.8	30.4	90.0	85.7
PolyOne Distribution	25.3	23.5	79.0	66.9
Corporate and eliminations	(5.5)	(5.5)	(9.5)	2.4

Gross margin	$114.0	$111.3	$365.9	$341.8

Selling and administrative:
Global Specialty Engineered Materials	$(19.7)	$(17.2)	$(61.1)	$(53.6)
Global Color, Additives and Inks	(23.8)	(22.4)	(72.9)	(66.6)

Specialty Platform	(43.5)	(39.6)	(134.0)	(120.2)
Performance Products and Solutions	(12.1)	(12.5)	(37.7)	(38.1)
PolyOne Distribution	(11.2)	(11.3)	(34.9)	(34.5)
SunBelt Joint Venture	—	(1.1)	(0.7)	(3.2)
Corporate and eliminations	(4.7)	(10.1)	(19.7)	(20.8)

Selling and administrative	$(71.5)	$(74.6)	$(227.0)	$(216.8)

Operating income:
Global Specialty Engineered Materials	$11.0	$14.1	$37.7	$38.3
Global Color, Additives and Inks	10.9	10.0	34.7	30.5

Specialty Platform	21.9	24.1	72.4	68.8
Performance Products and Solutions	16.7	17.9	52.3	47.6
PolyOne Distribution	14.1	12.2	44.1	32.4
SunBelt Joint Venture	—	8.6	5.0	14.4
Corporate and eliminations	(10.2)	(15.6)	99.0	(18.4)

Operating income	$42.5	$47.2	$272.8	$144.8

Specialty Platform consists of our two specialty businesses: Global Specialty Engineered Materials; and Global Color, Additives and Inks. We present Specialty Platform sales, gross margin, selling and administration, and operating income because management believes that this is useful information to investors in highlighting our collective progress in advancing our specialization strategy.

Attachment 7

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See Attachment 2 for a definition of special items.

Reconciliation to Consolidated Statements of Operations	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	Adjusted 2010	2011	Adjusted 2010
Sales	$735.8	$680.8	$2,223.1	$2,004.1

Gross margin before special items	$118.1	$116.0	$371.8	$333.9
Special items in gross margin (Attachment 2)	(4.1)	(4.7)	(5.9)	7.9

Gross margin	$114.0	$111.3	$365.9	$341.8

Gross margin before special items as a percent of sales	16.1%	17.0%	16.7%	16.7%

Operating income adjusted	$47.4	$43.0	$147.5	$118.2
Sunbelt equity income	—	9.7	5.7	17.6
Special items in operating income (Attachment 2)	(4.9)	(5.5)	119.6	9.0

Operating income	$42.5	$47.2	$272.8	$144.8

Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

Reconciliation to Consolidated Statements of Cash Flows	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net cash provided by operating activities	$28.1	$41.2	$19.2	$82.4
Net cash (used) provided by investing activities	(7.8)	(8.0)	85.7	(11.1)

Free cash flow	$20.3	$33.2	$104.9	$71.3

Senior management uses net debt as a measure of our financial position. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

Reconciliation to Condensed Consolidated Balance Sheets	(Unaudited) September 30, 2011	December 31, 2010
Current portion of long-term debt	$22.9	$20.0
Long-term debt	410.0	432.9
SunBelt guarantee	–	42.7
Less cash and cash equivalents	(409.8)	(378.1)

Net debt	$23.1	$117.5